UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

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the Securities Exchange Act of 1934 (Amendment No. )

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PACIFIC FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Pacific Financial Corporation (the "Company") to be held at the Company's administrative headquarters located at 1101 South Boone Street, Aberdeen, Washington, on Wednesday, April 25, 2012, at 7:00 p.m.

The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Deloitte & Touche, LLP, the Company's independent auditors, will be present to respond to any questions our shareholders may have.

Please vote by signing, dating, and returning the enclosed proxy card by mail, or by voting via the Internet or by telephone. The enclosed proxy statement includes instructions for voting via the Internet at www.proxyvoting.com/PFLC or by telephone by calling 1-866-540-5760. If you vote online or by phone, you do NOT need to complete and mail your proxy card. If you plan to attend the meeting, we still encourage you to vote in advance by mail, through the Internet or by phone.

We look forward to seeing you at the meeting.

Sincerely,

Gary C. Forcum	Dennis A. Long
Chairman of the Board	President & Chief Executive Officer

1101 South Boone Street • Aberdeen, WA 98520 • (360) 537-4061

PACIFIC FINANCIAL CORPORATION

1101 S. Boone Street

Aberdeen, Washington 98520

(360) 537-4061

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on April 25, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders of Pacific Financial Corporation (the "Company") will be held at the Company's Administrative Headquarters located at 1101 South Boone Street, Aberdeen, Washington, on Wednesday, April 25, 2012, at 7:00 p.m., local time, for the following purposes:

1.	ELECTION OF DIRECTORS. To elect three directors to three-year terms.

2.	RATIFY ACCOUNTANTS. To ratify our appointment of Deloitte & Touche LLP as our independent registered public accountants for 2012.

3.	OTHER BUSINESS. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors is not aware of any other business expected to come before the meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting or any subsequent adjournments. Shareholders of record at the close of business on March 16, 2012, are entitled to notice of and to vote at the meeting and any adjournments or postponements.

Please vote via the Internet or by telephone in accordance with instructions provided under the heading "Voting by Internet or Telephone" on page 1 of this proxy statement, or by promptly completing, signing, and mailing the enclosed form of proxy in the envelope provided. If you vote by any of these methods and you also attend the meeting, you do not need to vote in person at the meeting, unless you want to change your earlier vote.

By Order of the Board of Directors

John Van Dijk
Corporate Secretary

Aberdeen, Washington

March 30, 2012

IMPORTANT: PROMPT VOTING VIA THE INTERNET, TELEPHONE, OR RETURNING THE ENCLOSED PROXY BY MAIL WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2012: Copies of the 2012 annual report to shareholders and the proxy statement for the 2012 annual meeting of shareholders are available at http://bnymellon.mobular.net/bnymellon/pflc.

PROXY STATEMENT OF PACIFIC FINANCIAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS April 25, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pacific Financial Corporation (the "Company"), the holding company for Bank of the Pacific (the "Bank"), to be used at the 2012 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the Company's administrative headquarters located at 1101 South Boone Street, Aberdeen, Washington, on Wednesday, April 25, 2012, at 7:00 p.m., local time. This Proxy Statement and the enclosed proxy card and Annual Report to Shareholders are being mailed to shareholders on or about March 30, 2012.

VOTING AND PROXY PROCEDURE

Record Ownership; Quorum. Shareholders of record as of the close of business on March 16, 2012, are entitled to one vote for each share of Common Stock of the Company then held by each shareholder. As of that date, the Company had 10,121,853 shares of Common Stock issued and outstanding and eligible to be voted at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

Solicitation of Proxies. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company and the Bank. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise. When a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the Board of Directors' recommended vote with respect to each proposal set forth below. If a shareholder attends the Annual Meeting, he or she may vote in person. If you hold shares through a broker or nominee (that is, in "street name"), please follow their directions on how to vote your shares.

Voting by Internet or Telephone. You may vote by Internet, telephone, or mail. Voting by Internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy by mail. To vote via the Internet, access the following Web site: www.proxyvoting.com/PFLC. To vote by telephone, call 1-866-540-5760 and follow the instructions. If you vote via the Internet or by telephone, you do not need to mail your proxy card.

Revocation of Proxies. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Corporate Secretary of the Company or by filing a later proxy prior to a vote being taken on the election of directors at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy.

Voting for Directors. The three nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or from each individual nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the matter being considered and has not received instructions from the beneficial owner. Banks and brokers acting as nominees are not permitted to vote proxies for the election of directors without express voting instructions from the beneficial owner of the shares. As such, it is particularly important that you provide voting instructions to your bank, broker or other nominee.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Company's Board of Directors (the "Board") is presently composed of nine members. Each director also serves as a director of the Bank. The Company's articles and bylaws provide that directors are elected for three-year staggered terms, with approximately one-third of the directors elected each year. Messrs. Ketel, Long and Rust have been nominated for election for a three-year term ending in 2015, each of whom presently serves as a director of the Company.

The proxies solicited by the Board will be voted for the election of Messrs. Ketel, Long and Rust unless marked to withhold a vote as to one or more nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected. In considering a nominee as a company director, the Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills enable the Board, as a whole, to satisfy its supervision responsibilities effectively. To accomplish this, guidelines have been established by the Compensation, Governance and Nominating Committee. These guidelines are further discussed under the subheading "Meetings and Committees of the Board of Directors—Committees—Compensation, Governance and Nominating Committee" below.

The Board of Directors recommends a vote "FOR" the election of Messrs. Ketel, Long and Rust.

The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting. The Board of Directors has determined that each director listed below, other than Mr. Long, is "independent" as defined in Rule 5605(a)(2) of the listing standards for companies quoted on The NASDAQ Stock Market ("Nasdaq"). There are no family relationships among the directors and executive officers of the Company.

Name	Age	Year First Elected/Appointed Director	Term to Expire
Board Nominees

Class A
Edwin Ketel	60	2002	2015
Dennis A. Long	63	1997	2015
Randy Rust	64	2003	2015

Directors Continuing in Office

Class B
G. Dennis Archer	69	2004	2013
Gary C. Forcum	66	1997	2013
Susan C. Freese	57	2001	2013
Douglas M. Schermer	50	2001	2013

Class C
Dwayne M. Carter	58	2011	2014
Randy W. Rognlin	55	2001	2014

The following provides a brief overview of the three nominees’ business experience, qualifications, attributes, and skills:

Edwin Ketel has owned the Oceanside Animal Clinic, a mixed animal practice, for 30 years. He has grown his practice considerably to include six employees today. Dr. Ketel holds a B.S. and a Doctorate of Veterinary Medicine from Washington State University and graduated from the Oregon Bankers Association Directors College in 2003 and 2007.

Dr. Ketel is actively involved in the Long Beach peninsula communities. He was President of the Ilwaco Sports Boosters, raising in excess of $50,000 every year during his tenure to support youth activities. He also served on the board of the Ocean Beach School Board, helping develop and implement a major bond measure during his service. As a business owner, Dr. Ketel brings management expertise to the Board and has served actively and ably for more than eight years.

Dennis A. Long currently serves as President and Chief Executive Officer of the Company and Chief Executive Officer of Bank of the Pacific. (Mr. Long previously served as both President and Chief Executive Officer of Bank of the Pacific from July 1997 until December 1999.) In December 1999, he was appointed President of Pacific Financial Corporation, and added the title of Chief Executive Officer in May 2001.

Mr. Long has spent his entire professional life in the financial services industry, attaining positions of increasing responsibility throughout his career. Mr. Long previously served as President of the Southern Puget Sound District of Key Bank, N.A., Tacoma, Washington, from July 1996 to April 1997. From April 1995 to July 1996, Mr. Long served as Retail Project Leader for KeyCorp, the parent company of Key Bank, N.A. He served as Executive Vice President and Retail Banking Manager of Key Bank of Washington, Seattle, Washington, from September 1993 to April 1995. Prior to 1993 Mr. Long served in various management positions with Security Pacific Bank and Rainier Bank, most notably as Senior Credit Officer over Washington, Oregon, Idaho, Alaska and Canada, managing over $7.5 billion in credit relationships. He holds a Bachelor of Arts in accounting with a minor in finance from the University of Puget Sound.

Randy Rust is retired and is a private investor. He was the co-owner of Westport Shipyard, Inc. until 2000 when he sold his interest in the company and retired. He originally purchased the company in 1977 when it had 12 employees and built primarily 36 foot and 56 foot fishing boats. By the time of his retirement, Westport Shipyard had 250 employees and was building primarily 100-foot passenger vessels and 112-foot and 130-foot ocean-going motor yachts at its manufacturing facilities in Westport and Port Angeles, Washington. Mr. Rust was directly responsible for sales documentation, designs, purchase of manufacturing facilities, and banking relationships, as well as legal, insurance, and accounting matters. Prior to his involvement with Westport Shipyard he was co-owner and general manager of Tacoma Fiberglass Products, Inc., a wholesale distributor of materials to the composite industry.

Mr. Rust holds a B.A. (History and Political Science) from Western Washington University and took courses in business law and finance. He is a graduate of the Oregon Bankers Association Directors College. Mr. Rust brings entrepreneurial and management experience as well as extensive real estate development and investment expertise to the Board. He is also very active in Washington’s central coastal region communities.

The following provides a brief overview of the continuing directors’ business experience, qualifications, attributes, and skills:

G. Dennis Archer is the founder and director of Archer Group, PS, a regional public accounting firm specializing in business and personal tax, and financial planning. He has practiced public accounting and served in the tax management field since 1976, providing financial statement preparation, auditing and analysis for small and medium-sized companies, including construction companies, real estate investment companies, manufacturers and financial institutions. He has served as an expert witness in various courts regarding business valuation issues. Mr. Archer was instrumental in converting a mutual savings bank to a public stock company and was responsible for the converted bank holding company's initial reporting with the Securities and Exchange Commission. Prior to founding Archer Group, he worked at Coopers and Lybrand as a tax manager from 1976 to 1981.

The Company believes Mr. Archer's understanding of complex business issues and accounting expertise give him the financial literacy and skills needed to qualify as a financial ‘expert’, as that term is defined by the SEC. Mr. Archer received a B.A. and M.B.A. (Finance) from the University of Washington, and a law degree from Seattle University. He is a member of the American Institute of Certified Public Accountants and Washington Society of Certified Public Accountants, and he is a personal financial specialist and certified financial planner.

Mr. Archer provides the Board with a depth of knowledge of generally accepted accounting and auditing standards, and experience analyzing, auditing and preparing financial statements. Further, Mr. Archer provides diversity in geographic representation from our northern Washington market area in and around Bellingham, Washington. He brings first hand knowledge of the region's economic conditions and the operations of the Bank within that community. Mr. Archer previously served on the Board of Directors of BNW Bancorp (which we acquired in 2004) and as Chairman of its Audit Committee. He has built extensive community relationships through his involvement in local civic and business organizations, such as the Bellingham Bay Rotary Club, Mt. Baker Theater Board, and Private Industry Council of Bellingham, Washington.

Dwayne M. Carter has been President and General Manager of Brooks Manufacturing, a manufacturer of engineered wood products for the utility industry since 2005. During his tenure, the company increased the industry leading market share by ten percent. Additionally, he negotiated a four-year labor contract and reorganized the management team to improve and enhance communication and personnel growth. Prior to joining Brooks Manufacturing, Mr. Carter was employed in the banking industry in various capacities for over thirty years. He served as a senior executive and group manager of a six-state commercial banking division for Washington Mutual, managing a $1.8 billion loan portfolio and providing strategic leadership for a team of 200 fulltime employees. His responsibilities included business development, credit quality, marketing, human resources and administrative affairs. Prior to his service with Washington Mutual Mr. Carter was a senior regional manager with West One Bank, Security Pacific Bank, and Rainier Bank, managing commercial banking teams for each organization. Mr. Carter holds a Bachelor of Science degree from Montana State University and graduated with honors.

Mr. Carter is being nominated for his excellent knowledge of commercial banking and credit quality skills. His experience involving commercial and industrial lending, along with agriculture lending, adds much value to the Board.

Gary C. Forcum is a private investor and the retired owner and President of Pettit Oil Company, which he sold in 1999. During his tenure, Mr. Forcum increased sales by 700%, in part through the acquisition of two other oil companies. Mr. Forcum was heavily involved in the operations at Pettit Oil, including time spent preparing financial statements and corporate tax returns. Prior to owning Pettit Oil, Mr. Forcum owned a Budweiser distributorship from 1977 to 1990. Mr. Forcum was employed by the Internal Revenue Service from 1971 to 1977 as a business auditor and later as criminal investigator. Mr. Forcum holds a B.A. (Accounting) from the University of Washington.

Mr. Forcum is a past President of the Grays Harbor Economic Development Council and is a member of the Aberdeen Rotary. As a long-time business owner and entrepreneur, Mr. Forcum has significant experience in managing growing companies, including financial management and human resources, along with managing his various investments. He provides the Board with in-depth knowledge of the Bank’s operations based on his 13 years experience on the Board, his community contacts, and his business experience.

Susan C. Freese is a licensed registered pharmacist. She owned Peninsula Pharmacies, Inc. (a three-store company located on the Long Beach, Washington peninsula) from 1987 until she sold the company in 2006. She is currently employed by the new owners as a pharmacist. During her ownership she grew the annual sales of the company three fold, and increased staff to 28 employees. Ms. Freese and her husband also own commercial fishing vessels, which they have managed successfully in a highly regulated industry. She holds a Bachelor of Pharmacy degree from Washington State University and graduated from the Oregon Bankers Association Directors College.

Ms. Freese is a long-time member of the non-profit Ocean Beach Education Foundation Board of Directors and is very active in the community. Ms. Freese brings extensive knowledge of growing companies in highly regulated industries and familiarity with the economic and business conditions in our southwestern Washington markets. She also brings a diversity of perspectives as the Board's sole female member.

Randy Rognlin has been President and co-owner of Rognlin’s, Inc., a heavy civil general construction company, for more than five years. He acquired his interest in the company in 1992. Mr. Rognlin is responsible for managing day to day operations of the Company which has 125 employees. He originally joined Rognlin’s, Inc. in 1975 and has held various supervisory and management positions. In 1991 Mr. Rognlin became a shareholder of Elma Country Club, Inc. which is a real estate holding company. During 1997 he became co-owner of Northwest Rock, Inc. a mining, sand, gravel and aggregate supply company. Mr. Rognlin is also a member of Black River Blues, LLC which is a commercial blueberry farm operation. Mr. Rognlin is a graduate of the Oregon Bankers Association Directors College.

Mr. Rognlin brings extensive construction expertise, real estate investment experience, and an entrepreneurial spirit to the Board. As a lifelong resident and businessman in Aberdeen, Washington, his involvement and significant contacts within our central region communities serves the Board and the Company well.

Douglas M. Schermer is the owner and President of Wishkah Rock Products and of Schermer Construction, Inc., a heavy civil contractor specializing in constructing roads and bridges for the timber industry. Schermer Construction was founded in 1989 and has grown to 30 employees. Prior to founding Schermer Construction, Mr. Schermer was managing partner for three years for Quigg Brothers Construction, a heavy construction company. He also has various business interests including investments in commercial property. Mr. Schermer earned a B.S. (Forest Engineering) from Oregon State University and is a graduate of the Oregon Bankers Association Directors College.

Mr. Schermer is active in the community and has previously served on local boards including the Grays Harbor EDC and Grays Harbor College Foundation. He has extensive management experience in the forest industry and related businesses, which assists the Bank in that area of our lending programs.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board has selected Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2012. Although the selection of independent auditors is not required to be submitted to a vote of the shareholders by the Company's charter documents or applicable law, the Board has decided to ask the shareholders to ratify the selection. If the shareholders do not approve the selection of Deloitte & Touche LLP, the Board will ask the Audit Committee to reconsider its recommendation.

Provided that a quorum is present, the selection of Deloitte & Touche LLP as the Company's independent auditors will be ratified if the votes cast in favor of the proposal exceed the votes cast against it at the Annual Meeting. Shares that are not represented at the meeting, shares that abstain from voting on this proposal, and broker non-votes will have no effect on the outcome of the voting on this proposal.

The Board recommends that shareholders vote in favor of ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission (the "SEC") to mean more than ownership in the economic sense. In general, beneficial ownership includes voting or investment power over shares, as well as shares that a person has the right to acquire within 60 days. Persons and groups who beneficially own in excess of 5% of the Company's Common Stock ("5% or Greater Owners") are required to file reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Except as otherwise noted, the shareholders named in the table below have sole voting and investment power over all shares shown as beneficially owned by them.

The following table sets forth, as of March 15, 2012, information as to the shares of the Common Stock beneficially owned by each 5% or Greater Owner, by each director and nominee for director, by each executive officer, and by all current executive officers and directors of the Company as a group.

Name and Address	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
5% or Greater Owners:
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	687,407	(3)	6.7%

Directors:
G. Dennis Archer	99,816	(4)	*
Dwayne C. Carter	6,490		*
Gary C. Forcum	159,262		1.6%
Susan C. Freese	38,770		*
Edwin Ketel	57,609		*
Randy W. Rognlin	482,037		4.7%
Randy Rust	135,967		1.3%
Douglas M. Schermer	148,970		1.5%

Executive Officers:
Dennis A. Long (2)	158,485		1.6%
Bruce D. MacNaughton	53,089		*
Denise Portmann	40,550		*
John Van Dijk	57,750		*
All Executive Officers and Directors as a Group (12 persons)	1,438,795		13.9%

_______________

*	Less than 1% of shares outstanding.

(1)	The amounts shown include shares of Common Stock that the named shareholders have the right to acquire within 60 days after March 15, 2012, through the exercise of stock options granted pursuant to the Company's stock option plans or through the exercise of warrants to purchase Common Stock as follows:

	No. of	No. of
Name	Options	Warrants
Wellington Management
Company, LLP(3)	--	139,000

G. Dennis Archer	5,500	8,334
Dwayne Carter	--	--
Gary C. Forcum	1,100	13,725
Susan C. Freese	3,300	3,333
Edwin Ketel	1,100	6,250
Randy W. Rognlin	1,100	55,556
Randy Rust	5,500	11,112
Douglas M. Schermer	1,100	12,500
Dennis A. Long	5,500	4,167
Bruce D. MacNaughton	25,309	5,556
Denise Portmann	30,600	1,400
John Van Dijk	--	2,750
All Executive Officers
and Directors as a group	80,109	124,683

(2)	Mr. Long is also a director of the Company.

(3)	Based on information contained in the Schedule 13G/A filed February 14, 2012, by Wellington Management Company, LLP (“Wellington”), in its capacity as investment advisor to its client Ithan Creek Master Investors (Cayman) L.P., the record owners of the shares. Wellington reported having shared voting and dispositive power with respect to all 687,407 shares listed.

(4)	Includes 972 shares owned in a profit sharing trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of any registered class of the Company's equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company or otherwise in its files, all of the Company's executive officers and directors complied with all applicable Section 16(a) filing requirements during 2011 other than Mr. Rognlin who filed two late reports of purchases of shares and Mr. Carter who filed one late initial statement of beneficial ownership and one late report of a purchase of shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board conducts its business through meetings of the Board and through Board committees. During 2011, the Board held 12 meetings. Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees on which that director served.

The Company does not have a policy regarding attendance at annual shareholder meetings by directors. All nine of the current directors attended the 2011 annual meeting of shareholders.

Board Leadership and Risk Oversight

For more than a decade, one of our independent directors has been selected to serve as Chairman of the Board. The Board believes that separating the roles of Chairman and Chief Executive Officer is in the best interest of our shareholders. Having a Chairman who is not a member of management gives our independent directors a more significant role in setting meeting agendas, establishing priorities and the strategic direction of the Company, and fulfilling its oversight function. The Board believes that the manner in which it oversees risk management at the Company has not affected its leadership structure.

The Board is responsible for providing oversight of the Company's risk management processes. The Loan Committee (which operates at the Bank Board level) is primarily responsible for overseeing the risk management function on behalf of the Board. In carrying out its responsibilities, the Loan Committee works closely with the Bank's Chief Credit Officer. The Loan Committee meets at least monthly with the Chief Credit Officer and other members of management and receives a comprehensive report on risk exposures (including management's assessment of risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Loan Committee provides a report on risk management to the full Bank Board on at least a quarterly basis.

In addition to the Loan Committee, other Board committees oversee the management of risks facing the Company in their areas of responsibility. Additional details regarding participation of Board Committees in risk oversight are included below.

Committees

The Board has established, among others, an ‘Audit Committee’ and a ‘Compensation, Governance and Nominating Committee’.

Audit Committee. The responsibilities of the Audit Committee are set forth in the written charter available on the Company's website at www.bankofthepacific.com under "Investor Info." in the "Corporate Governance" section under "About Us". The Audit Committee met seven times during 2011.

Under its Charter, the duties and responsibilities of the Audit Committee include the appointment, compensation, and oversight of the independent auditors and the internal audit department; overseeing the functioning of the Company's internal control over financial reporting and associated risks; reviewing and approving any major accounting policy changes affecting operating results; reviewing the arrangements for, and scope of, the independent audit and the results of the audit and internal audits; reviewing the scope of non-audit services performed by the independent auditors; ensuring that the auditors are, in fact, independent; establishing and overseeing compliance with policies to prohibit unethical, questionable, or other illegal activities by officers and employees of the Company; and establishing and monitoring procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters. The Audit Committee also is responsible for reviewing the quarterly, annual, and other reports filed with the SEC and the annual report to shareholders.

Current members of the Audit Committee include Messrs. Archer (Chair), Forcum, Carter and Rust. The Board has determined that each member who served on the Audit Committee since January 1, 2011, is "independent" as defined in Rule 5605(a)(2) of the Nasdaq listing standards and in Rule 10A-3 adopted by the SEC under the Exchange Act. The Board has also determined that each of Messrs. Archer, Forcum and Rust is qualified to be an "audit committee financial expert" as defined in the SEC's rules. The Audit Committee's charter is available on the Company's website at www.bankofthepacific.com in the "Corporate Governance" section.

Compensation, Governance and Nominating Committee. The responsibilities of the Compensation, Governance and Nominating Committee (the "Compensation Committee") are set forth in the written charter available on the Company's website at www.bankofthepacific.com under "Investor Info." in the "Corporate Governance" section under "About Us". The Compensation Committee met four times during 2011. The Board has determined that each current member of the Compensation Committee (who were also the members throughout 2011), Messrs. Schermer (Chair), Archer, Rognlin, and Forcum, is "independent" as defined in Rule 5605(a)(2) of the Nasdaq listing standards.

Under its charter, the Compensation Committee is charged with carrying out the Board's overall responsibilities relating to compensation of the Company's executive officers and directors. Its specific duties include reviewing the Company's bonus and equity programs, the succession plan for key officers including the Chief Executive Officer (the "CEO"), and director compensation arrangements, and recommending changes to the Board as it deems appropriate, as well as recommending to the Board the annual compensation, including salary, bonus and equity awards, for the CEO. The Compensation Committee also reviews the performance goals established for the Company's incentive compensation programs and to, among other things, assure that performance goals and other compensation programs do not encourage excessive risk-taking.

In addition, another responsibility of the Compensation Committee is to identify individuals qualified to become members of the Board; recommend to the Board the slate of director nominees to be elected by shareholders; recommend directors to be elected by the Board to fill any vacancies; develop and recommend to the Board the corporate governance practices of the Board; oversee compliance with the Board's policies regarding ethical conduct and conflicts of interest of directors; and handle other matters as the Board or the Compensation Committee Chairman deems appropriate.

The Compensation Committee continually evaluates the current Board composition to determine what attributes are desirable in new director candidates. The Compensation Committee looks for candidates who, as a group, meet the Company's strategic needs, possess the highest personal values, judgment and integrity, have the time and the willingness to understand the regulatory and policy environment in which the Company operates, and have diverse experience in key business, financial, and other challenges that face the Company. The Compensation Committee does not have any minimum requirements for director nominee qualifications. When the Compensation Committee has a need to identify new candidates (because of a vacancy on the Board or otherwise) it polls the current directors for suggested candidates. To date, the Company has not engaged third-party search firms to identify candidates. Any candidates identified for further consideration are typically interviewed and the Compensation Committee conducts such investigation of the candidate's background as deemed appropriate. The Company has not adopted a formal diversity policy, although it has traditionally sought a board that is geographically representative of its markets of operations.

The Compensation Committee will consider director candidates recommended by shareholders for nomination by the Board. Potential nominees recommended by shareholders are evaluated by the same criteria as other candidates considered by the Compensation Committee and based on the needs of the Board at the time. Shareholders may make recommendations to the Nominating Committee by sending a written recommendation, including a description of the candidate's qualifications and evidence of share ownership, to Douglas M. Schermer, Chair, Compensation, Governance and Nominating Committee, Pacific Financial Corporation, 1101 S. Boone Street, Aberdeen, WA 98520.

Under the Company's articles, shareholders are also permitted to nominate director candidates directly, subject to certain notice provisions described in more detail under the heading "Shareholder Proposals and Shareholder Nominations for Director" below.

With respect to compensation of our officers and employers, the CEO annually reviews the performance of each executive officer (other than himself) and makes recommendations to the Compensation Committee regarding salary adjustments and annual awards of stock options and cash incentive bonuses for the executive officers, if any. The Compensation Committee is responsible for annually evaluating the CEO's performance and presenting its conclusions and recommendations regarding his compensation to the full Board for approval. The CEO does not participate in deliberations by the Compensation Committee or the Board regarding his compensation. The Compensation Committee exercises its own discretion in accepting or modifying the CEO's recommendations regarding the performance and compensation of the Company's other executive officers prior to consideration by the Board.

The Compensation Committee has authority under its charters to retain outside compensation consultants and other advisors, to approve the terms of their retention, including fees for their services, and to terminate any such engagement, subject to approval by the Board. During 2010 and into 2011, the Compensation Committee engaged Amalfi Consulting (the "Consultant") for the purposes of compensation assessment and planning. The Consultant advised the Compensation Committee with respect to its review, analysis and adoption of a new annual incentive compensation plan providing for performance-based compensation. The Consultant also provided advice with respect to the design and implementation of the 2011 Equity Incentive Plan, which plan was approved by the shareholders at the 2011annual meeting.

Shareholder Communications with the Board

The Board encourages shareholders to send communications directly to the Board. Should a shareholder wish to communicate with the Board, the communications should be mailed to Gary C. Forcum, Chairman, Board of Directors, Pacific Financial Corporation, 1101 S. Boone Street, Aberdeen, WA 98520. Communications may also be directed to individual directors at the same address.

Your communications should indicate that you are a shareholder. We will forward the communication to the designated addressee or to the appropriate director or committee if no particular individual is specified. We will not forward communications that appear primarily commercial in nature or relate to an improper or irrelevant topic. Correspondence marked ‘Confidential’ and properly addressed will not be opened prior to forwarding to the Board or individual director.

DIRECTOR COMPENSATION FOR 2011

The following table summarizes compensation paid to directors, other than Mr. Long, during 2011, including as directors of Bank of the Pacific. No outside director received perquisites or other personal benefits with a total value exceeding $10,000 during 2011.

Name	Fees earned or paid in cash (1)	Option awards (2)	Total
G. Dennis Archer	$27,500	$0	$27,500
Dwayne Carter	$20,000	$0	$20,000
John R. Ferlin (3)	$7,800	$0	$7,800
Gary C. Forcum	$35,050	$0	$35,050
Susan C. Freese	$24,050	$0	$24,050
Edwin Ketel	$23,350	$0	$23,350
Randy W. Rognlin	$24,550	$0	$24,550
Randy Rust	$26,200	$0	$26,200
Douglas M. Schermer	$24,850	$0	$24,850

(1)	Directors currently receive a $19,200 annual retainer fee and fees of $450 per Board meeting attended. The Chairman of the Board currently receives a $24,000 annual retainer fee and fees of $800 per meeting attended. Audit Committee members receive $450 and the Audit Committee Chair receives $550 per committee meeting attended. All other committee members receive $300 per committee meeting attended.

(2)	No stock options were granted to the named directors during 2011. At December 31, 2011, the Company's outside directors held stock options as follows: Mr. Archer, 5,500 shares; Mr. Forcum, 1,100 shares; Ms. Freese, 3,300 shares; Mr. Ketel, 1,100 shares; Mr. Rognlin, 1,100 shares; Mr. Rust, 5,500 shares; Mr. Schermer, 1,100 shares. The options have an exercise price equal to fair market value on the date of grant (as adjusted for a 10% stock dividend effective January 13, 2009) and became exercisable cumulatively in five equal annual installments, except that vesting of certain out-of-money options was accelerated for three directors in 2005 in order to minimize compensation expense reported by the Company.

(3)	Mr. Ferlin retired effective April 27, 2011.

Annually, the Compensation Committee reviews the amount and form of directors’ compensation, including annual retainers and meeting fees, and reports the results of its review to the full Board with any recommended changes. The Compensation Committee may periodically consider Board compensation levels as compared to a relevant peer group of competitive financial institutions, and such other factors that it views as relevant. The current director compensation structure was established in consultation with an outside firm (Milliman) in 2004. Since that time, director compensation has decreased through elimination of retainer fees in months where no meeting occurs. Directors may also receive compensation in the form of stock option awards. There have been no stock options granted to directors since 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation received by the Chief Executive Officer, the Chief Financial Officer, and the Company's other executive officers for services rendered in all capacities during the two years ended December 31, 2011. The Bank pays all compensation of the executive officers, except for Mr. Long and Ms. Portmann, who receive a portion of their compensation from the Company.

Name and Principal Positions	Year	Salary	All Other Compensation (1)	Total Compensation
Dennis A. Long Chief Executive Officer and President of the Company and Chief Executive Officer of Bank of the Pacific	2011 2010	$290,477 (2) $248,577 (2)	$1,837 $1,331	$292,314 $249,908
Denise Portmann Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of Bank of the Pacific	2011 2010	$144,357 (3) $124,386 (3)	$1,083 $726	$145,440 $125,112
Bruce MacNaughton Vice President of the Company and Executive Vice President and Chief Credit Officer of Bank of the Pacific	2011 2010	$160,751 $146,086	$1,206 $865	$161,957 $146,951
John Van Dijk Corporate Secretary of the Company and President and Chief Operating Officer of Bank of the Pacific	2011 2010	$186,203 $158,037	$1,397 $932	$187,600 $158,969

(1)	Amounts shown represent employer matching contributions to the Bank's 401(k) Profit Sharing Plan. No executive officer received perquisites or other personal benefits with a total value exceeding $10,000 during the years covered by the table.

(2)	Includes director fees received in the amount of $22,750 in 2011 and $22,550 in 2010.

(3)	Ms. Portmann works 80% part time for a portion of the year.

Incentive Compensation

On March 9, 2011, the Board approved the Pacific Financial Corporation Annual Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan provides annual incentive award opportunities for eligible employees through the use of performance-based annual incentives.  Payments are based upon attainment of specified goals and objectives determined annually by the Compensation Committee. The Incentive Plan replaced the Company’s prior Senior Officer Incentive Plan (the "Prior Incentive Plan"), which was in place until April 2011.

Under the Incentive Plan, each year the Company’s Chief Executive Officer (“CEO”) may submit to the Compensation Committee a list of eligible employees (or employee groups) for participation in the plan for the upcoming year.  In addition, the CEO may provide the Compensation Committee with a summary of the annual incentive award tiers, the incentive award opportunities for each tier, the weighting of company versus department or individual performance goals, and a summary of possible payouts, for review and approval.  Company performance is based on the Company's success as measured by criteria determined by the Compensation Committee.  If the Company does not meet minimum performance levels, there will be no payouts under the plan.  Department or individual performance criteria will vary based on the position and role of each participant.  Award payouts will be calculated using a ratable approach as a percentage of the participant's salary. The calculation of incentive award payouts is subject to the approval of the Compensation Committee.

No bonuses were paid to executive officers for 2011 under the Incentive Plan. No bonuses were paid for 2010 under the Prior Incentive Plan.

The Company adopted a new 2011 Equity Incentive Plan in March 2011 that was approved by shareholders and became effective in April 2011 (the "2011 Equity Plan"). The Equity Plan replaces the 2000 Stock Incentive Compensation Plan (the "Prior Equity Plan"). Up to 900,000 shares of common Stock may be issued pursuant to awards granted under the Equity Plan, subject to certain adjustments.

The 2011 Equity Plan is intended to promote the interests of the Company and its shareholders by enabling us to attract, retain and reward employees and non-employee directors and provide an effective means for selected employees and non-employee directors to acquire an ownership interest in the Company, motivating employees to achieve long-range goals and objectives of the Company.

The 2011 Equity Plan provides for awards of both incentive and nonqualified stock options, restricted stock with time-or performance-based vesting, stock grants, and performance shares or units with vesting tied to attainment of performance goals. Stock options and performance awards or units may be designed, in the discretion of the committee administering the plan, to qualify as performance-based compensation under the Internal Revenue Code of 1986, as amended.

No stock-based awards were made to executive officers under the 2011 Equity Plan or the Prior Equity Plan during 2011 or 2010.

The table below provides information regarding outstanding stock options held by the named executive officers at the end of 2011.

Outstanding Equity Awards at December 31, 2011

Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Grant Date	Option Expiration Date
	Exercisable	Unexercisable
Dennis Long	5,500	0	$11.36	1-23-2003	1-23-2013
Denise Portmann	1,100 4,400 11,000 8,800 3,300	0 0 0 2,200 2,200	$10.75 $14.59 $14.77 $13.77 $14.59	1-1-2003 1-2-2004 3-10-2005 5-25-2006 (1) 6-20-2007 (1)	1-1-2013 1-2-2014 3-10-2015 5-25-2016 6-20-2017
Bruce MacNaughton	7,709 5,500 6,600 4,400	0 0 0 1,100	$10.75 $14.59 $14.77 $13.77	1-1-2003 1-2-2004 3-10-2005 5-25-2006 (1)	1-1-2013 1-2-2014 3-10-2015 5-25-2016

(1)	Options become exercisable cumulatively in five equal annual installments beginning one year after the grant date.

Equity Compensation Plan Information

The following table summarizes share and exercise price information about the Company's equity compensation plans as of December 31, 2011.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:	584,578 (1)	$11.34	895,000 (2)
Equity compensation plans not approved by security holders:	-------	-------	-------
Total	584,578 (1)		895,000 (2)

(1)	These options were granted under the 2000 Stock Incentive Compensation Plan. Excludes 1,870 shares under outstanding options, with an aggregate average exercise price of $5.62, granted in substitution of options granted by BNW Bancorp, Inc.

(2)	Includes shares remaining available under the 2011 Equity Incentive Plan. No further grants may be made under the Prior Equity Plan.

Retirement and Other Benefits

The Company believes that a retirement plan for its executive officers is an important part of the total compensation package and provides a mechanism for attracting and retaining superior executives. Effective January 1, 2007, the Compensation Committee recommended, and the full Board of Directors approved, a nonqualified supplemental executive retirement plan (the "SERP") to provide retirement benefits to certain executive officers. The SERP is unsecured and unfunded and there are no Plan assets. The Company has purchased single premium Bank Owned Life Insurance ("BOLI policies") on the lives of the executives and other officers with a total cash surrender value of $5,622,000 at December 31, 2011, and intends to use income from the BOLI policies to offset SERP benefit expenses. The Company is the beneficiary under these BOLI policies.

Benefits under the SERP will generally vest over a ten-year period with a threshold level of 30%. The level of accumulated (accrued) benefits is based on years of credited service, divided by years of service at normal retirement age of each named executive officer as follows: Mr. Long, 68; Ms. Portmann, 55; Mr. MacNaughton, 65; and Mr. Van Dijk, 69. Messrs. Long and Van Dijk may also qualify for reduced benefits in the event of early retirement after reaching age 65.

Annual retirement benefits under each agreement are equal to a fixed amount for each executive as follows: Mr. Long, $133,590; Ms. Portmann, $139,409; Mr. MacNaughton, $92,432; and Mr. Van Dijk, $93,154. Assumptions used in calculating the present value of accumulated SERP benefits are described in Note 11 to the Company's audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2011. Annual benefits are paid for a period of 15 years and generally begin on the first day of the first month following the executive's retirement.

Employees, including executive officers, who meet the eligibility requirements, may contribute up to 15% of their compensation to the Company's 401(k) defined contribution plan. The Company, at its discretion, may match each employee's contribution. In 2011, the company matched employees’ contributions at a rate of $.08 per dollar of salary deferred. Executive officers are also provided with the use of company automobiles and reimbursement of country club dues.

Potential Payments upon Termination or Change in Control

Each named executive officer is a party to an employment agreement with the Bank. The agreements automatically renew for an additional year on each one-year anniversary, unless the Bank provides notice of termination, such that the remaining term ranges from two to three years at all times. Notice of termination by the Bank results in severance obligations to the employee as described in more detail below. The employment agreements also provide that any stock options held by the employee will be immediately vested in full upon termination of employment by the Bank other than for cause, including by reason of death or disability.

The employment agreements provide that, in the absence of a change in control, if the employee receives notice of termination by the Bank without cause, the employee will be entitled to receive salary from the date of termination through the end of the then-current term. If the employee is terminated by the Bank within 24 months after a change in control, other than by reason of death or disability or for cause, the employee will be entitled to receive a payment as follows:

Dennis Long	36 times base compensation during most recent calendar month
Denise Portmann	18 times base compensation during most recent calendar month
Bruce MacNaughton	24 times base compensation during most recent calendar month
John Van Dijk	36 times base compensation during most recent calendar month

A change in the employee's position that results in a material diminution of his or her authority, duties, or responsibilities without his or her consent following a change in control will be deemed a termination by the Bank. Payment will be made in equal monthly payments beginning on the 15th day of the calendar month immediately following the termination date and ending on the 15th day of the third calendar month of the calendar year immediately following the termination date. Amounts payable under the employment agreements are subject to reduction to the extent that such payments would be deemed excess parachute payments under Section 280G of the Internal Revenue Code of 1986 (the "Code"), as amended (the "Code"). To the extent required by Section 409A of the Code, severance benefits will not be paid or commenced until the expiration of six months following the date of the executive officer's termination under the employment agreement.

A "change in control" under the employment agreements means a change in ownership (50% or more of fair market value or voting power) or effective control (20% or more of the total voting stock or replacement of a majority of the directors) of the Bank or a change in ownership of a substantial portion of its assets (one-third or more of total fair market value). "Cause" includes dishonesty; fraud; commission of a felony or a crime involving moral turpitude; deliberate violation of statutes, regulations, or orders; destruction or theft of property or assets of the Bank or its customers; the employee's refusal to perform or gross negligence in the performance of his or her duties; and misconduct materially injurious to the Bank.

If an executive is terminated without cause prior to qualifying for early or normal retirement, the vested percentage of his or her accrued benefit under the SERP, if any, will be payable beginning with the month following the month in which he or she attains normal retirement age. If an executive officer's employment is terminated by reason of disability or death, the executive or his or her beneficiary will be paid an annual benefit equal to the accrued benefit under the SERP for 15 years. If an executive officer's employment is terminated within 24 months following a change in control by the Company without cause or by the executive for good reason, he or she is entitled to receive annual SERP benefits in an amount equal to (a) the executive's vested percentage of the accrued SERP benefit as of the termination date or (b) 50% of the SERP benefit, whichever is greater. "Change in control" for purposes of the SERP benefits is defined in a manner similar to the employment agreements described above, except that the threshold for a change in effective control is 30% (rather than 20%) or more of the total voting stock or replacement of a majority of the directors and a substantial portion of assets is equal to 40% (rather than one-third) or more of total fair market value. "Good reason" as defined in the SERP includes a material decrease in base compensation, in the executive's authority, duties or responsibilities, or in the budget over which he or she has authority; a material change in the executive's office location; or any material breach by the Company of the executive's employment agreement.

The employment agreements include a prohibition on disclosure of confidential information concerning the Bank at any time as well as an agreement not to compete with the Bank for up to two years in the counties in which it is operating. The Bank is entitled to receive payment for each breach of these provisions as follows:

Name	Breach of Confidentiality	Breach of Noncompete
Dennis Long	$100,000	$250,000
Denise Portmann	$ 50,000	$100,000
Bruce MacNaughton	$ 75,000	$150,000
John Van Dijk	$ 75,000	$150,000

The Bank may also seek injunctive relief from a court to enforce the provisions.

If an employee provides written notice of termination of employment less than 90 days prior to the termination date, the agreement requires the employee to pay liquidated damages to the Bank ranging from $15,000 to $25,000.

Deductibility of Executive Compensation

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which generally limits the deductibility for federal income tax purposes of annual compensation totaling more than $1,000,000 paid to certain executive officers, with exceptions for qualifying performance-based compensation. The Company believes that compensation paid to its executive officers is fully deductible for federal income tax purposes.

AUDIT COMMITTEE REPORT

The Audit Committee met with management and the Company's independent auditors, Deloitte & Touche LLP ("Deloitte"), to review the Company's accounting functions and the audit process and to review and discuss the audited financial statements for the year ended December 31, 2011. The Audit Committee discussed and reviewed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees." Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte the firm's independence and considered whether the provision of services to the Company by Deloitte is consistent with maintaining the firm's independence.

Based on its review and discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

G. Dennis Archer (Chair), Gary C. Forcum, Dwayne C. Carter, and Randy Rust

AUDITORS

Deloitte & Touche LLP served as the Company's independent auditors for 2011, and performed the audit of the Consolidated Financial Statements of the Company for the year ended December 31, 2011. As noted in Proposal 2 above, Deloitte has been selected for the fiscal year ending December 31, 2012, as well.

A representative of Deloitte is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

Fees Paid to Auditors

Fees paid to Deloitte for the fiscal years ended December 31, 2011 and 2010, were as follows:

	2011	2010

Audit Fees	$360,900	$370,000
Audit Related Fees	13,323	0
Tax Fees	21,902	19,125
All Other Fees	0	0

Audit Fees. Represents the aggregate fees, including out-of-pocket expenses, for professional services rendered for (i) the audit of the Company's annual financial statements, (ii) review of financial statements included in the Company's quarterly reports on Form 10-Q, and (iii) preparation for internal control reports and related attestation services required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees. Represents fees, including out-of-pocket expenses, billed for services related to regulatory compliance reviews.

Tax Fees. Represents fees related to tax compliance, tax advice, and tax planning.

All Other Fees. Represents fees related to analyzing information technology controls and procedures.

The Audit Committee determined that the provision of these audit related, and other, services was compatible with maintaining the independence of the Company's independent auditors.

Pre-Approval of Fees

All fees and services (including audit and permissible non-audit services) of the Company's independent auditors are required to be reviewed and approved at a meeting of the Audit Committee prior to the engagement. The Audit Committee pre-approved 100% of the fees described above.

CURRENT EXECUTIVE OFFICERS

The following summary sets forth the age, position, and business experience during the past five years of the Company's executive officers who are not also directors of the Company.

Bruce D. MacNaughton (58) is the Vice President of the Company. He was appointed Executive Vice President and has served as Chief Credit Officer of the Bank since January 2002. Mr. MacNaughton has been employed in the commercial banking industry for over 35 years in various capacities. He was employed by U.S. Bank from 1983 to 2001. From 1989 to 2001, Mr. MacNaughton was a Business Banking Team Leader for U.S. Bank in central Oregon. In 2001, Mr. MacNaughton was promoted to Senior Lender of U.S. Bank with expanded responsibilities for the central and eastern Oregon region, managing a $185 million commercial and agriculture loan portfolio through a network of 21 branch offices and a staff of 18 commercial loan officers.

Denise Portmann (38) is the Chief Financial Officer of the Company and of the Bank. Ms. Portmann was also named Executive Vice President of the Bank in January 2006. She has served as Chief Financial Officer of the Company since January 2005 and of the Bank since November 2004. Ms. Portmann joined the Bank in 2001, serving as Treasurer of the Company and Senior Vice President and Cashier of the Bank. From 1995 to 1999, she was employed in the public accounting and auditing sector, specializing in the financial institutions industry. Ms. Portmann is a CPA and holds a B.S. degree in Accounting from Central Washington University.

John Van Dijk (64) has served as President and Chief Operating Officer of the Bank since November 2004 and as Corporate Secretary of the Company since 1997. He previously served as Executive Vice President, Chief Financial Officer of the Bank beginning in May 1996. Prior to that, Mr. Van Dijk was employed in the thrift industry for 18 years. He served as Senior Vice President, Chief Financial Officer of Olympia Federal Savings, Olympia, WA, from May 1991 to May 1996. From November 1988 to May 1991, he served as Vice President and Controller for Sterling Financial Group, Spokane, WA. Mr. Van Dijk served as Senior Vice President and Chief Operating Officer of Central Evergreen Savings Bank, Chehalis, WA, from March 1978 to November 1988.

CODE OF ETHICS

The Company adopted a Code of Ethics that applies to our Chief Executive Officer, President, Chief Financial Officer, and Chief Credit Officer of the Bank. The Code of Ethics is available on our website at www.bankofthepacific.com in the "Corporate Governance" section.

RELATED PERSON TRANSACTIONS

Consistent with applicable federal banking regulations, all loans or extensions of credit to executive officers and directors were made in the ordinary course of business and were made on substantially the same terms as those prevailing at the time for comparable loans with persons not related to the lender. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, and has adopted a policy to this effect. From time to time the Bank has made loans to executive officers and directors that meet the requirements described above.

Each director and executive officer of the Company is required to notify the Audit Committee of any transaction that may present a conflict of interest with the Company or in which the insider may benefit directly or indirectly. Under the Company's written Code of Business Ethics; Conflict of Interest Policy, the Board has final authority to approve any transaction between a director or officer (or a related party) and the Company. The nature of the transaction must be fully disclosed to the Board. The affected insider must abstain from the approval process and will not be counted in determining a quorum of directors. The Board will approve only those transactions that are fair and reasonable to the Company and as to which a more advantageous arrangement was not reasonably available under the circumstances. Transactions in which the total fees and payments do not exceed $10,000 and which are entered into in the ordinary course of business are excepted from the requirement of Board approval.

SHAREHOLDER PROPOSALS AND SHAREHOLDER
NOMINATIONS FOR DIRECTOR

Shareholder Proposals. In order to be eligible for inclusion in the proxy materials of the Company for the 2013 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's administrative headquarters at 1101 S. Boone Street, Aberdeen, Washington, 98520 no later than November 30, 2012. Any such proposals shall be subject to the requirements of the SEC's proxy rules. In addition, if the Company receives notice of a shareholder proposal after February 13, 2013, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

Nomination of Candidate for Director. Shareholders may directly nominate director candidates only in accordance with the prior notice provisions contained in the Company's articles. These notice provisions require, among other things, that a shareholder provide the Company with written notice not less than 14 days nor more than 60 days prior to the date of the annual meeting (or, if the Company provides less than 21 days' notice of such meeting, no later than seven days after the date on which notice was mailed to shareholders).

MISCELLANEOUS

The Company's 2011 Annual Report to Shareholders has been mailed along with this Proxy Statement to all shareholders of record as of the close of business on March 16, 2012. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Company.

A copy of the Company's Annual Report on Form 10-K for 2011 as filed with the SEC will be furnished without charge to shareholders of record on the record date upon written request to Sandra Clark, Asst. Corporate Secretary, Pacific Financial Corporation, 1101 S. Boone Street, Aberdeen, Washington 98520.

By order of the Board of Directors

Aberdeen, Washington	John Van Dijk
March 30, 2012	Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

PACIFIC FINANCIAL CORPORATION

INTERNET
http://www.proxyvoting.com/pflc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

17388

▼ FOLD AND DETACH HERE ▼

This proxy, when properly executed, will be voted in the manner directed by the stockholder. If no direction is indicated, the proxy will be voted for proposals 1 and 2.

Please mark your votes as indicated in this example [X]

The Board of Directors recommends a vote FOR the nominees listed below.

1. To elect THREE directors to three-year terms:

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
Nominees:	☐	☐	☐

01 EDWIN KETEL
02 DENNIS A. LONG
03 RANDY RUST

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ____________________

	FOR	AGAINST	ABSTAIN
2. To ratify our appointment of Deloitte & Touche LLP as our independent registered public accountants for 2012.	☐	☐	☐

3. To vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

The undersigned acknowledges receipt of the 2012 Notice of Annual Meeting and Proxy Statement and revokes all prior proxies for said meeting.

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

You can now access your Pacific Financial Corporation account online.

Access your Pacific Financial Corporation account online via Investor ServiceDirect® (ISD).

The transfer agent for Pacific Financial Corporation, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
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Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: **http://bnymellon.mobular.net/bnymellon/pflc**

▼ FOLD AND DETACH HERE ▼

PROXY
PACIFIC FINANCIAL CORPORATION
Annual Meeting of Stockholders – April 25, 2012
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Dennis Long and John Van Dijk, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Pacific Financial Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held April 25, 2012, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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